UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report:  November 12, 2014

(Date of earliest event reported)

eGAIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

1252 Borregas Avenue, Sunnyvale, California 94089
(Address of principal executive offices, including zip code)

(408) 636-4500 (Registrant’s telephone number, including area code) (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of eGain Corporation (the “Company”), held on November 7, 2014, the following actions were taken:

1.The following Directors were elected:

	For	Withheld	Broker Non-Votes
Ashutosh Roy	9,957,866	1,109,844	11,822,700
Gunjan Sinha	8,981,648	2,086,062	11,822,700
David S. Scott	10,091,066	976,644	11,822,700
Phiroz P. Darukhanavala	10,090,680	977,030	11,822,700

2.On the resolution for the ratification of the amendment and restatement of the 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, the result of the voting was as follows:

For	Against	Abstain
8,375,985	2,688,743	2,982

3. On the resolution for the ratification of the 2005 Management Stock Option Plan, as amended, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, the result of the voting was as follows:

For	Against	Abstain
8,375,592	2,688,326	3,763

4. On the resolution for the ratification of a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, the result of the voting was as follows:

For	Against	Abstain
10,614,509	451,844	1,357

5. On the resolution for the ratification that every three years be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of its named executive officers, the result of the voting was as follows:

1 Year	2 Years	3 Years	Abstain
4,547,639	53,747	6,437,577	28,747

6.The ratification of the appointment of Burr Pilger Mayer, Inc., as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015, was approved.

For	Against	Abstain
22,602,938	152,252	135,220

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2014	eGAIN CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)